UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 20, 2005
COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
900 Ligonier Street, Latrobe, PA		15650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 724-539-3501

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION
OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On July 19, 2005, Thomas D. Watters was appointed by the Board of Directors of Commercial National Financial Corporation as Chief Financial Officer and Senior Vice President.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial National Financial Corporation
(Registrant)

Date: July 20, 2005	/s/	Gregg E. Hunter
Gregg E. Hunter
President and Chief Executive Officer

NEWS RELEASE

Contact:  Wendy S. Schmucker
      Senior Vice President, Secretary and Treasurer
      724-537-9923

For Immediate Release

Commercial National Appoints Chief Financial Officer

LATROBE, PA, July 20, 2005-Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial Bank & Trust of PA, has appointed Thomas D. Watters to Senior Vice President/Chief Financial Officer on July 19, 2005.

Since joining the bank in July 1994, Mr. Watters has served as senior auditor, chief auditor, and chief auditor/risk manager and most recently, senior vice president/chief auditor and division manager, audit. He was appointed assistant vice president in 1996 and vice president in 1997. Mr. Watters is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the Indiana University of Pennsylvania. He and his wife, Vickie, reside in Indiana, Pennsylvania with their four sons.

In addition to Latrobe where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system. The Company operates an asset management and trust division headquartered in Greensburg, Pennsylvania.